UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016 (January 21, 2016)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One One CityPlace Drive, Suite 300 St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                                     Entry into a Material Definitive Agreement.

In connection with the voluntary petitions (the “Bankruptcy Petitions”) under chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Court”) filed by Arch Coal, Inc., a Delaware corporation (“Arch” or the “Company”), and certain of the Company’s wholly owned domestic subsidiaries (collectively, the “Debtors”), on January 11, 2016 (the “Petition Date”), the Company filed a motion seeking Court approval of debtor-in-possession financing on the terms set forth in a contemplated Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”).  On January 15, 2016, the Court entered an order approving, on an interim basis, the financing to be provided pursuant to the DIP Credit Agreement (the “Interim Order”) and, on January 21, 2016, the DIP Credit Agreement was entered into by and among the Company, as borrower, certain of the Debtors, as guarantors (the “Guarantors” and, together with the Company, the “Loan Parties”), the lenders from time to time party thereto (the “DIP Lenders”) and Wilmington Trust, National Association, as administrative agent and collateral agent for the DIP Lenders (in such capacities, the “DIP Agent”).

The DIP Credit Agreement provides for a super-priority senior secured debtor-in-possession credit facility (the “DIP Facility”) consisting of term loans (collectively, the “DIP Term Loan”) in the aggregate principal amount of up to $275 million that may be funded in not more than two draws not later than four months after the effective date of the DIP Facility (such four month period, the “Availability Period”); provided that no such draw may occur prior to entry of the Final Order (as defined below).  Any portion of the DIP Term Loan commitment that has not been funded on or prior to the end of the Availability Period will be permanently cancelled. The DIP Facility includes a $75 million carve-out (which amount can be increased with the consent of DIP lenders holding a majority of the DIP Term Loan and unused commitments (the “Required DIP Lenders”)) from the DIP Lien (as defined below) for super-priority claims relating to the Debtors’ bonding obligations (the “Bonding Carve-Out”).

The maturity date of the DIP Facility is the earliest of (i) January 31, 2017, (ii) the consummation of the sale of all or substantially all of the assets of the Loan Parties pursuant to Section 363 of the Bankruptcy Code, (iii) the date of the substantial consummation of a plan of reorganization that is confirmed pursuant to an order of the Bankruptcy Court (the “Plan of Reorganization”) and (iv) the date the obligations under the DIP Facility are accelerated pursuant to the terms of the DIP Credit Agreement.  Borrowings under the DIP Facility bear interest at an interest rate per annum equal to, at the Company’s option (i) LIBOR plus 9.00%, subject to a 1.00% LIBOR floor or (ii) the base rate plus 8.00%. The Company will pay to the DIP Agent for the account of each DIP Lender a commitment fee equal to 5% of such DIP Lender’s initial commitment under the DIP Facility. The Company will pay an unused commitment fee equal to 5% per annum on any undrawn commitments, payable monthly in arrears.  Additionally, the Company will pay (i) a commitment termination fee equal to 1% on any amounts cancelled at the Borrower’s option during the Availability Period and on any amounts permanently cancelled as a result of the expiration of the Availability Period and (ii) a voluntary prepayment fee equal to 1% on any amounts voluntarily prepaid prior to the end of the Availability Period.

Obligations under the DIP Credit Agreement will be guaranteed on a super-priority senior secured basis by all existing and future wholly-owned domestic subsidiaries of Arch, and all newly created or acquired wholly-owned domestic subsidiaries of Arch, subject to customary limited exceptions.

The lenders under the DIP Credit Agreement will have a first priority lien on all encumbered and unencumbered assets (the “DIP Lien”), subject to the Bonding Carve-Out, a customary professional fees carve-out and certain exceptions.

The Loan Parties are subject to certain financial maintenance covenants under the DIP Credit Agreement, including, without limitation, (i) maximum capital expenditures tested monthly (with a cushion to amounts included in the budget reflecting monthly projections through to the maturity of the DIP Facility equal to the greater of (A) 25% (with carryforwards) in any monthly period and (B) $10 million in the aggregate and (ii) minimum unrestricted cash and cash equivalents of the Company and its domestic subsidiaries (other than any securitization subsidiary or bonding subsidiary), plus withdrawable funds from brokerage accounts of the Company and its domestic subsidiaries (other than any securitization subsidiary or bonding subsidiary) plus any unused commitments that are available to be drawn by the Company pursuant to the terms of the DIP Credit Agreement of (A)

$300,000,000 prior to the entry of the Final Order and (B) $575 million following the entry of the Final Order, in each case tested on a monthly basis.  The DIP Credit Agreement contains customary affirmative and negative covenants, representations and events of default for debtor-in-possession financings.

Furthermore, each of the following milestones (the “Milestones”) are included in the DIP Credit Agreement, and any failure to comply with these Milestones will constitute an event of default:

•                  No later than five (5) days after the Petition Date, entry of the Interim Order;

•                  No later than forty-five (45) days after the Petition Date, entry of a final order approving the DIP Facility (the “Final Order”);

•                  No later than sixty (60) days after the Petition Date, delivery of an updated business plan that is reasonably acceptable to the Required DIP Lenders;

•                  No later than ninety (90) days after the Petition Date, filing of a Plan of Reorganization and accompanying disclosure statement;

•                  No later than sixty (60) days after the date of the filing of the Plan of Reorganization described in the immediately preceding clause, entry of an order approving a disclosure statement for the solicitation of the Plan of Reorganization;

•                  No later than ninety (90) days after the entry of the order approving a disclosure statement for the solicitation of the plan of reorganization described in the immediately preceding clause, entry of an order confirming the Plan of Reorganization; and

•                  No later than fifteen (15) days after the entry of the order confirming the plan of reorganization described in the immediately preceding clause, effectiveness of the Plan of Reorganization.

The DIP Facility is subject to certain usual and customary prepayment events, including 100% of net cash proceeds of (i) debt issuances (other than debt permitted to be incurred under the terms of the DIP Credit Agreement), (ii) non-ordinary course asset sales or dispositions in excess of $50 million in the aggregate (with no individual asset sale or disposition in excess of $7.5 million) and (iii) any casualty event in excess of $50 million in the aggregate, subject to customary reinvestment rights, in each case to be applied to prepay the DIP Term Loan; provided that each DIP Lender will have the right to decline to receive its pro rata portion of any mandatory prepayment payable under clauses (ii) and (iii) above.

Item 2.03                                                                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch Coal, Inc.
Date: January 22, 2016

	By:	/s/ Robert G. Jones
		Name:	Robert G. Jones
		Title:	Senior Vice President — Law, General Counsel and Secretary